SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 17, 2006, the Registrant announced its results of operations for the quarter and nine months ended September 30, 2006. On October 18, 2006, the Registrant announced that it had corrected numerical calculation errors relating to the reported tax equivalent net interest margin and issued a corrected press release. Copies of the related press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 17, 2006, the Registrant refined management’s expectations regarding earnings per share (“EPS”) in fiscal 2006. The Registrant refined its comfort range for 2006 EPS to the range of $3.57 to $3.62, excluding merger-related costs, the cost of adoption of SFAS 123R, and other changes in accounting treatment.

The Registrant also provided EPS guidance for the year 2007. The Registrant stated a 2007 EPS comfort range of $4.00 to $4.15, excluding the impact of one-time merger related costs and any changes in accounting treatment.

On October 18, 2006, the Registrant reiterated the previously reported guidance contained in the press release dated October 17, 2006.

Copies of the related press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Items 2.02 and 7.01 as part of this Current Report on Form 8-K and are not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 18, 2006	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated October 17, 2006, issued by the Registrant. *

99.2	Press Release dated October 18, 2006, issued by the Registrant.

*	Previously filed